Exhibit 99.1

OMNIQ’S AI-BASED MACHINE VISION SOLUTION ORDERED FOR JFK, LA GUARDIA, NY STEWART, AND NEWARK AIRPORT UPGRADES.

●	Project managed by the Port Authority of New York and New Jersey (PANYNJ), to significantly improve traffic flow, revenue stream and travelers’ convenience using airport parking.

●	The project involves the implementation of omniQ’s proprietary latest AI neural network-based engine, improving accuracy, and transaction speed allowing patrons to enter/exit and find their cars quicker and more efficiently.

●	This is a repeat order, following the installation of omniQ’s previous generation approximately 5 years ago and repeat cooperation with DESIGNA, a world market leader in fully automated parking systems operating in 60 countries around the world.

SALT LAKE CITY, November 15th, 2023 — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions, today announced that the Company’s AI-based Machine Vision solution is being ordered for an upgrade program at the Port Authority of New York and New Jersey (PANYNJ) four major airports.

The Company and its partner DESIGNA are working together on a collaborative agreement to further the success of PANYNJ. The collaboration completes a technology upgrade of the VRS-Vehicle Recognition Systems at four airports, including the addition of the latest AI neural network deep learning engine developed by omniQ’s scientists.

Shai Lustgarten, CEO, stated “An additional strong vote of confidence from some of the most important airports in the world proving again that where quality matters, omniQ is selected again and again. The PANYNJ upgrade program is intended to improve the accuracy of the parking systems throughout the airports, as well as to improve traveler convenience. Increasing the accuracy and speed of transactions allows customers to enter/exit and find their cars in a quicker and more efficient manner. The project also improves the convenience for passengers with lost or misplaced vehicles and tickets. As we have already deployed our AI system in over 60 airports in the US, we expect many of them to follow PANYNJ and order our new generation for their parking and security operations. We are excited to partner with DESIGNA and their talented team to help future-proof the PANYNJ vehicle access and revenue control program that was originally deployed several years ago. We look forward to expanding our partnership as well as potential future projects with DESIGNA to upgrade and enhance airports and other parking venues”.

About OMNIQ Corp:

omniQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $67.1 billion by 2028, and the smart parking market, forecasted to grow to $16.4 billion by 2030 and the fast-casual restaurant sector expected to reach $209 billion by 2027.

The technology and services provided by OMNIQ help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

For more information please visit www.omniq.com.

About DESIGNA Corp:

DESIGNA is a world market leader in fully automated parking systems that redefines parking management technology and innovation. Based out of Kiel, Germany DESIGNA systems facilitate the management and parking in more than 17,500 complexes throughout the world. From individual covered car parks to systems that run thousands or airport parking spaces or integrated city network systems.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Info:

IR@omniq.com